SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), September 27, 2005

MANUGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22154	52-1469385
(Commission File Number No.)	(IRS Employer Identification No.)

9715 Key West Avenue
Rockville, Maryland 20850

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(301) 255-5000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Employment Agreement

On September 23, 2005, Manugistics Group, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to the Employment Agreement, dated July 22, 2004, between the Company and Joseph L. Cowan, the Chief Executive Officer of the Company (as amended, the “Employment Agreement”).  The effect of the Amendment is to extend from twelve months to twenty-four months the severance payments and benefits to which Mr. Cowan is entitled under the Employment Agreement if he is terminated for “cause” or resigns for “good reason” within one year following a “change in control,” with each term defined in his current Employment Agreement.  In addition, the severance payments and benefits will continue if Mr. Cowan begins alternative employment.

Amendments to Change in Control Agreements

Between September 23 and September 26, 2005, the Company entered into letter agreements (collectively, the “Change in Control Agreements”) amending the terms of employment of each of the following executive officers:  Raghavan Rajaji, Executive Vice President and Chief Financial Officer; Jeffrey L. Kissling, Senior Vice President and Chief Technology Officer; Ronald P. Kubera, Senior Vice President of Consumer Goods; Lori Mitchell-Keller, Senior Vice President, Global Marketing and Solutions Management; Timothy T. Smith, Senior Vice President, Secretary and General Counsel; Edward Daihl, Group Vice President of Revenue Management; and Kelly Davis-Stoudt, Vice President, Chief Accounting Officer and Controller.  The Company also entered into letter agreements, with varying amounts of enhanced severance, and with language substantially in the form of the Change in Control Agreements with several other key employees.

The Change in Control Agreement provides for certain severance benefits if within one (1) year following a “change in control,” the executive officer’s employment is terminated without “cause,” or the executive officer terminates his or her employment for “good reason.”  Upon the occurrence of any of the preceding events, the executive officer will receive severance payments equivalent to twelve (12) months’ base salary, in accordance with the Company’s regular payroll practices, and benefits, to the extent he or she is eligible to receive such benefits under the terms of the relevant benefit plan.  Both severance payments and benefits continue even if the executive officer begins alternative employment during the Severance Period.  Any post-termination period during which an executive officer is receiving severance payments and benefits is defined as the “Severance Period.”  In addition, the Change in Control Agreement also provides uniformity in terms of the definitions of “cause,” “good reason” and “change in control” for the Change in Control Agreement or any offer letters and, for certain executive officers, with respect to stock options.

During the Severance Period, any employee stock options or restricted stock that the executive officer holds will continue to vest or be exercisable in accordance with their terms.  The executive officer will not earn any commission compensation or bonuses during the Severance Period.

The foregoing severance payments and benefits are conditioned upon the execution by the executive officer of a termination agreement with the Company that will include a non-compete and non-solicitation agreement and full release of claims.

A “change in control” means:  (i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups acting together; (ii) complete or substantially complete dissolution or liquidation of the Company; (iii) a person, entity, or group acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board of Directors (the “Board”) (“Company Voting Securities”); (iv) completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent; (v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or (vi) during any two-year period, the individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

“Cause” means the executive officer:  (i) commits a material breach of his or her obligations or agreements with respect to the Company; (ii) commits an act of fraud, material dishonesty, or gross negligence with respect to the Company or otherwise acts with willful disregard for the Company’s best interests; (iii) fails or refuses to perform any duties delegated to him or her that are consistent with the duties of similarly situated executives or are otherwise required; (iv) seizes a corporate opportunity for himself or herself instead of offering such opportunity to the Company if it is within the scope of the Company’s or its subsidiaries’ or parent’s business; or (v) is convicted of or pleads guilty or no contest to a felony (or to a felony charge reduced to misdemeanor), or, with respect to his or her employment, to any misdemeanor (other than a traffic violation) or, with respect to his or her employment, knowingly violates any federal or state securities or tax laws.

“Good reason” means the Company reduces the executive officer’s base salary without his or her consent; or assigns the executive officer duties that are materially inconsistent with, or substantially diminishes, his or her status or responsibilities without his or her consent.

The Company will file the Amendment and the Change in Control Agreements as exhibits to its upcoming Quarterly Report on Form 10-Q for the quarter ended August 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC. (Registrant)

Dated: September 27, 2005	By	/s/ Raghavan Rajaji
Raghavan Rajaji
Executive Vice President and
Chief Financial Officer